SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                     MORGAN STANLEY TANGIBLE ASSET FUND L.P.

--------------------------------------------------------------------------------
                     (Exact name of Registrant as specified
                   in its Certificate of Limited Partnership)

         Delaware                                         13-3968008
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    (State of organization)                    (IRS Employer Identification No.)
c/o Demeter Management Corporation
Two World Trade Center, 62nd Floor, New York, New York 10048
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(Address of principal executive offices)               (Zip Code)


Securities to be registered pursuant to Section 12(b) of the Act:

     Title of each class                          Name of each exchange of which
     to be so registered                          each class is to be registered
----------------------------                   ---------------------------------
        None                                             Not Applicable
----------------------------                   ---------------------------------

     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]
[Added in Release No. 34-34922 (P. 85,450), effective December 7, 1994, 59 F.R. 55342; amended in Release No. 34-38850 (P. 85,953), July 18, 1997, effective
September 2, 1997, 62 F.R. 39755.]

     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ X ] [Added in Release No. 34-34922 (P. 85,450), effective December 7, 1994, 59 F.R. 55342; amended in Release No. 34-38850 (P. 85,953), July 18, 1997, effective September 2, 1997, 62 F.R.
39755.]

     Securities Act registration statement file number to which this form relates: 333-33975

Securities to be registered pursuant to Section 12(g) of the Act:

                      Units of Limited Partnership Interest
--------------------------------------------------------------------------------
                                (Title of class)

Item 1.   Description of Registrant's Securities to be Registered.

     Reference is hereby made to:


     (a) Registrant's Registration Statement on Form S-1 (including all exhibits thereto) registering 5,000,000 Units of Limited Partnership Interest (the "Registration Statement"), which was filed with the Securities and Exchange Commission (the "Commission") on August 20, 1997 (SEC File No. 333-33975).

     (b) Pre-Effective Amendment No. 1 to the Registration Statement (including all exhibits thereto), which was filed with the Commission on October 14, 1997.

     (c) Pre-Effective Amendment No. 2 to the Registration Statement (including all exhibits thereto), which was filed with the Commission on November 4, 1997.

     Items (a) - (c) are hereby incorporated herein by reference.


     In addition, pursuant to paragraph (d) of Item 202 of Regulation S-K, specific reference is hereby made to the following:

          1. For a discussion of the rights comparable to "dividend rights" (paragraph (a)(1)(i) of Item 202), see "The Limited Partnership Agreement - Nature of the Partnership" and "The Limited Partnership Agreement - Management of Partnership Affairs" beginning on page 47 of the Registrant's Prospectus dated November 10, 1997 (the "Prospectus"); and Section 7(h) of the Limited Partnership Agreement of the Registrant which is Exhibit A to the Prospectus (the "Limited Partnership Agreement").

          2. For a discussion of "redemption provisions" (paragraph (a)(1)(iv) of Item 202), see "Redemptions" on page 46 of the Prospectus; and
               Section 10(b) of the Limited Partnership Agreement.

          3 For a discussion of "voting rights" (paragraphs (a)(1)(v) and (a)(2) of Item 202), see "The Limited Partnership Agreement - Management of Partnership Affairs" and "The Limited Partnership Agreement - Amendments; Meetings" beginning on pages 48 and 49, respectively, of the Prospectus; and Section 15 of the Limited Partnership Agreement.

          4. For a discussion of the rights comparable to "liquidation rights" (paragraph (a)(1)(vii) of Item 202), see "The Limited Partnership Agreement - Nature of the Partnership" on page 47 of the Prospectus; and Sections 4(a) and 4(b) of the Limited Partnership Agreement.

          5. For a description of "preemption rights" (paragraph (a)(1)(viii) of Item 202), see "The Limited Partnership Agreement - Additional Offerings" on page 48 of the Prospectus and Section 6 of the Limited Partnership Agreement.

          6. For a discussion of the matters comparable to "liabilities to further calls or to assessment" (paragraph (a)(1)(ix) of Item
               202), see "The Limited Partnership Agreement - Nature of the Partnership" on page 47 of the Prospectus; and Section 7(f) of the Limited Partnership Agreement.

          7.   For a discussion of the "restrictions on alienability" (paragraph
               (a)(1)(x) of Item 202), see "The Limited Partnership Agreement - Restrictions on Transfers or Assignments" on page 49 of the Prospectus; and Section 10(a) of the Limited Partnership Agreement.

          8. For a discussion of restrictions on "change in control of the Registrant" (paragraph (a)(5) of Item 202), see Sections 10(a) and 15(c) of the Limited Partnership Agreement.


     Paragraphs (a)(1)(ii), (iii), (vi), (xi), (a)(3), (a)(4), (b), (c), (e) (f)
and (g) of Item 202 are not applicable.

Item 2.   Exhibits.

     Reference is hereby made to:

     (a) The Registrant's Prospectus filed with the Commission pursuant to Rule 424(b)(3) on November 18, 1997. Included as Exhibit A to the Prospectus is the Limited Partnership Agreement.

     Item (a) is hereby incorporated herein by reference.

     The Units of Limited Partnership Interest of the Registrant are not evidenced in certificate form but are evidenced on the Registrant's books as maintained by Demeter Management Corporation, the general partner of the Registrant; see Section 6 of the Limited Partnership Agreement; and "Acceptance of the Limited Partnership Agreement" in the form of Subscription and Exchange Agreement and Power of Attorney on page B-7 of the Prospectus.

                                    SIGNATURE


     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                         MORGAN STANLEY TANGIBLE ASSET FUND L.P.



                                         By:  DEMETER MANAGEMENT CORPORATION
                                              General Partner



                                              By: /s/
                                                  ---------------------------
                                                  Mark J. Hawley
                                                  President



Dated:     April 2, 1998